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                            [KATTEN MUCHIN & ZAVIS]

                                          September 6, 1996

Hologic, Inc.
590 Lincoln Street
Waltham, Massachusetts 02154

Ladies and Gentlemen:

  We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters".

                                          Very truly yours,

                                          /s/ Katten Muchin & Zavis
                                          ---------------------------------
                                          Katten Muchin & Zavis